Exhibit 32

                            CERTIFICATION PURSUANT TO
                             18 U.S.C. SECTION 1350
                             AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

     In connection with the Annual Report of Plan A Promotions, Inc. (the "Registrant") on Form 10-K for the year ended September 30, 2009, as filed with the Securities and Exchange Commission on the date hereof (the "Quarterly Report"), we, Alycia Anthony and Sharlene Doolin, certify, pursuant to 18 U.S.C.
Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

     (1) The Quarterly Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

     (2) The information contained in the Annual Report fairly presents, in all material respects, the financial condition and result of operations of the Registrant.


Date:12/18/09                   /S/ Alycia Anthony
                                --------------------------------------------
                                Alycia Anthony, Principal Executive Officer
                                                President and Director

Date:12/18/09                   /S/ Sharlene Doolin
                                --------------------------------------------
                                Sharlene Doolin, Principal Financial Officer
                                                 Secretary and Director